AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997
                                                    REGISTRATION NO. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM S-11

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           AGREE REALTY CORPORATION
     (Exact name of registrant as specified in its governing instruments)

                          31850 NORTHWESTERN HIGHWAY
                       FARMINGTON HILLS, MICHIGAN 48334
                                (810) 737-4190
                   (Address of principal executive offices)

                                 RICHARD AGREE
                          31850 NORTHWESTERN HIGHWAY
                       FARMINGTON HILLS, MICHIGAN 48334
                                (810) 737-4190
                    (Name and address of agent for service)

                                  COPIES TO:

David P. Levin, Esq.                        Michelle P. Goolsby, Esq.
Kramer, Levin, Naftalis & Frankel           Winstead Sechrest & Minick P.C.
919 Third Avenue                            1201 Elm Street
New York, New York  10022                   5400 Renaissance Tower
                                            Dallas, Texas  75270

         Approximate date of commencement of the proposed sale of the securities to the public: as soon as practicable after this Registration Statement becomes effective.

                                -------------

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-25313.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                -------------
                      CALCULATION OF REGISTRATION FEE

                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES  AMOUNT BEING    OFFERING PRICE         AGGREGATE      REGISTRATION
 BEING REGISTERED     REGISTERED      PER SHARE(1)       OFFERING PRICE         FEE
-------------------  ------------   ----------------    ----------------   ------------
Common Stock,
par value $.0001
per share              143,750          $20.625            $2,964,844           $899

(1) Price to Public per share of the Common Stock offered by the Company on Registration Statement No. 333-25313.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement filed under the Securities Act of 1933, as amended, by Agree Realty Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-11
(File No. 333-25313) relating to the offering of up to 1,725,000 shares (including the over-allotment option) of Common Stock of the Company filed on April 16, 1997, as amended by Amendment No. 1 filed on May 6, 1997 and Amendment No. 2 filed on May 15, 1997.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Farmington Hills, State of Michigan, on May 16, 1997.

                                       AGREE REALTY CORPORATION


                                       By:  /s/   RICHARD AGREE
                                       --------------------------------------
                                       Name:  Richard Agree
                                       Title:  President and Chairman of the
                                               Board of Directors

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard Agree, Kenneth Howe and Edward Rosenberg his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title(s)                      Date
      ---------                       --------                      ----

/s/  RICHARD AGREE       President and Chairman of the Board    May 16, 1997
-----------------------  (Principal Executive Officer)
     Richard Agree


/s/  KENNETH HOWE        Vice President - Finance and           May 16, 1997
-----------------------  Secretary (Principal Financial and
     Kenneth Howe        Accounting Officer)


/s/  EDWARD ROSENBERG    Director and Senior Vice President     May 16, 1997
-----------------------
     Edward Rosenberg


/s/  FARRIS G. KALIL     Director                               May 16, 1997
-----------------------
     Farris G. Kalil


/s/  MICHAEL ROTCHFORD   Director                               May 16, 1997
-----------------------
     Michael Rotchford

/s/  ELLIS G. WACHS      Director                               May 16, 1997
-----------------------
     Ellis G. Wachs


/s/  GENE SILVERMAN      Director                               May 16, 1997
-----------------------
     Gene Silverman

                              INDEX TO EXHIBITS

                                                                               SEQUENTIAL
                                                                                  PAGE
EXHIBIT NO.                DESCRIPTION                                           NUMBER
-----------                -----------                                           ------
     5.1          Opinion of Piper & Marbury L.L.P. regarding the validity of the shares of Common Stock being registered

     8.1 Opinion of Kramer, Levin, Naftalis & Frankel regarding certain Federal income tax matters

     23.1         Consent of BDO Seidman, LLP

     23.2 Consent of Piper & Marbury L.L.P. (including in their opinion filed as Exhibit 5.1)

     23.3 Consent of Kramer, Levin, Naftalis & Frankel (included in their opinion filed as Exhibit 8.1)

                                    II - 3

